Exhibit 21.1

Guess?, Inc.
List of Subsidiaries
(as of 2/1/2014)

Investment In	Location	Owned By	Percentage of Ownership
Aix Verdi Sarl	France	ONE Sarl	100%
Avignon Le Pontet Sarl	France	ONE Sarl	100%
Beziers Polygone Sarl	France	ONE Sarl	100%
Focus Europe S.r.l.	Italy	Guess? Europe, B.V.	100%
Grupo Guess, S. de R.L. de C.V.	Mexico	Guess? Europe, B.V.	51%	(1)
GSB 4 Sarl	France	ONE Sarl	100%
Guess Apparel Spain, S.L.	Spain	Guess? Europe, B.V.	100%
Guess? Asia Limited	Hong Kong	Guess? Europe, B.V.	100%
Guess? Asia Limited (Hong Kong) (Taiwan Branch)	Taiwan	Guess? Asia Limited	100%
Guess Austria GmbH	Austria	Guess? Europe, B.V.	100%
Guess Belgium S.P.R.L.	Belgium	Guess Europe Sagl	99%	(2)
Guess? Bermuda Holdings, LLC	United States	Guess?, Inc.	100%
Guess? Brasil Comercio e Distribuicao S.A.	Brasil	Guess?, Inc.	60%	(3)
Guess? Bermuda Holdings, L.P.	Bermuda	Guess?, Inc.	99%	(4)
Guess? Canada Corporation	Canada	Guess? Euro-Canada, B.V.	100%
Guess Canary Islands, S.L.	Spain	Guess Apparel Spain, S.L.	51%	(5)
Guess.com, Inc.	United States	Guess?, Inc.	100%
Guess? Deutschland GmbH	Germany	Guess? Europe, B.V.	100%
Guess? Euro-Canada, B.V.	Netherlands	Guess? Europe, B.V.	100%
Guess? Europe, B.V.	Netherlands	Guess? Bermuda Holdings, L.P.	100%
Guess Europe Sagl	Switzerland	Guess? Europe, B.V.	100%
Guess France S.A.S.	France	Guess? Europe, B.V.	100%
Guess? Holdings Korea Limited Liability Company	Korea	Guess? Europe, B.V.	100%
Guess? IP GP LLC	United States	Guess? Licensing, Inc.	100%
Guess? IP Holder L.P.	United States	Guess? IP LP LLC	82.7%	(6)
Guess? IP LP LLC	United States	Guess?, Inc.	100%
Guess Italia S.r.l.	Italy	Guess? Europe, B.V.	100%
Guess? Japan LLC	Japan	Guess? Europe, B.V.	100%
Guess? Licensing, Inc.	United States	Guess?, Inc.	100%
Guess Macau, Ltd.	Macau	Guess? Asia Limited	96%	(7)
Guess Poland Sp. z o.o.	Poland	Guess? Europe, B.V.	100%
Guess Portugal, LDA	Portugal	Guess Apparel Spain, S.L.	60%	(8)
Guess? Retail, Inc.	United States	Guess?, Inc.	100%
Guess Service S.r.l.	Italy	Guess? Europe, B.V.	100%
Guess? (Shanghai) Limited	China	Guess? Asia Limited	100%
Guess Sud S.A.S.	France	Guess France S.A.S.	60%	(9)
Guess U.K. Limited	United Kingdom	Guess? Europe, B.V.	100%
Guess? Value LLC	United States	Guess? Retail, Inc.	100%

Lyon Confluence Sarl	France	ONE Sarl	100%
Lyon Herriot Sarl	France	ONE Sarl	100%
Lyon Lapardieu Sarl	France	ONE Sarl	100%
Marlit Sarl	France	ONE Sarl	100%
Marseille Grignan	France	ONE Sarl	100%
Montpellier Odysseum Sarl	France	ONE Sarl	100%
Nice Cap 3000 Sarl	France	ONE Sarl	100%
Nimes Cap Costieres Sarl	France	ONE Sarl	100%
ONE Sarl	France	Guess Sud S.A.S.	100%
Perpetua, S.r.l.	Italy	Guess Italia, S.r.l.	100%
Toulouse Blagnac Sarl	France	ONE Sarl	100%
Toulouse Nailloux Sarl	France	ONE Sarl	100%
Toulouse Roques Sarl	France	ONE Sarl	100%

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(1)	The remaining 49% is owned by Grupo Axo, S.A.P.I. de C.V., a Mexican company

(2)	The remaining 1% is owned by Guess France S.A.S.

(3)	The remaining 40% is owned by FHF Investimentos E Participacoes LTDA, a Brazil non-Guess Company

(4)	The remaining 1% is owned by Guess? Bermuda Holdings, LLC

(5)	The remaining 49% is owned by Depositos Almacenes Numero Uno, S.A., a Spanish company

(6)	The remaining 17.3% is owned by Guess? IP GP LLC

(7)	The remaining 4% is owned by Guess? Holdings Korea Limited Liability Company

(8)	The remaining 40% is owned by Erich Brodheim S.A., a Portuguese company

(9)	The remaining 40% is owned by Sebastien Chiche (36%) and Anne-Flor Chiche (4%), individuals